Exhibit 10.6

DIVIDEND REINVESTMENT PLAN

OF

GOLUB CAPITAL DIRECT LENDING CORPORATION

Golub Capital Direct Lending Corporation, a Maryland corporation (including its predecessor, the “Corporation”), has adopted the following plan (the “Plan”), to be administered by the Corporation or such other administrator as the Corporation may appoint (the “Plan Administrator”), with respect to dividends and other distributions declared by its Board of Directors on shares of its common stock, par value $0.001 per share (the “Common Stock”):

1.                Unless a stockholder specifically elects to receive cash as set forth below, all cash dividends or other distributions hereafter declared by the Board of Directors of the Corporation (the “Board of Directors”), net of any applicable withholding tax, shall be automatically reinvested in additional shares of Common Stock, and no action shall be required on such stockholder’s part to receive a distribution in Common Stock.

2.                Such distributions shall be payable on such date or dates as may be fixed from time to time by the Board of Directors to stockholders of record at the close of business on the record date established by the Board of Directors for the distribution involved.

3.                 With respect to each distribution pursuant to this Plan, the Board of Directors reserves the right, subject to the provisions of the Investment Company Act of 1940, as amended, to issue new shares of Common Stock for the accounts of Participants (as defined below). The number of shares of Common Stock to be issued to a Participant is determined by dividing the total dollar amount of the distribution payable to such stockholder by the most recent quarterly net asset value per share as determined by the Board of Directors, subject to adjustment to the extent required by Section 23 of the Investment Company Act of 1940, as amended (“NAV Per Share”).

4.                 The Plan Administrator shall issue shares of Common Stock acquired pursuant to the Plan for each stockholder who has not so elected to receive distributions in cash (each a “Participant”).

5.                 The Plan Administrator shall confirm to each Participant each acquisition made pursuant to the Plan as soon as practicable but not later than 30 business days after the payable date.

6.                 If the Plan Administrator is not the Corporation, the Plan Administrator shall forward to each Participant any Corporation-related proxy solicitation materials and each Corporation report or other communication to stockholders, and shall vote any shares held by it under the Plan in accordance with the instructions set forth on proxies returned by Participants.

7.                 In the event that the Corporation makes available to its stockholders rights to purchase additional shares or other securities, the shares held by the Plan Administrator for each Participant under the Plan shall be added to any other shares held by the Participant in calculating the number of rights to be issued to the Participant. Transaction processing may be either curtailed or suspended until the completion of any stock dividend, stock split or corporate action.

8.                 There will be no brokerage charges or other charges to stockholders who participate in the Plan. If the Plan Administrator is not the Corporation, the Plan Administrator’s service fee, if any, and expenses for administering the Plan shall be paid for by the Corporation.

9.                 Each participant may elect to receive an entire distribution in cash by notifying the Plan Administrator in writing so that such notice is received by the Plan Administrator no later than ten days prior to the record date for a distribution to stockholders, otherwise the election will be effective only with respect to any subsequent distribution.

10.               Each Participant may terminate his or its account under the Plan by so notifying the Plan Administrator by such means as the Plan Administrator may specify in writing to the Participants. For so long as the Corporation is the Plan Administrator, a Participant may notify the Plan Administrator at 200 Park Avenue, 25th Floor, New York, New York 10166, Attention: Investor Relations. Such termination shall be effective immediately if the Participant’s notice is received by the Plan Administrator at least ten days prior to any distribution date; otherwise, such termination shall be effective only with respect to any subsequent distribution.

11.               The Plan may be terminated and these terms and conditions may be amended or supplemented by the Corporation at any time but, except when necessary or appropriate to comply with applicable law or the rules or policies of the Securities and Exchange Commission or any other regulatory authority, only by appropriate written notice at least 30 days prior to any record date for the payment of any dividend or other distribution by the Corporation. The amendment or supplement shall be deemed to be accepted by each Participant unless, prior to the effective date thereof, the Plan Administrator receives written notice of the termination of his, her or its account under the Plan at least ten days prior to the effective date. Any such amendment may include an appointment by the Plan Administrator in its place and stead of a successor agent under these terms and conditions, with full power and authority to perform all or any of the acts to be performed by the Plan Administrator under these terms and conditions. Upon any such appointment of any agent for the purpose of receiving distributions, the Corporation shall be authorized to pay to such successor agent, for each Participant’s account, all distributions payable on shares of the Corporation held in the Participant’s name or under the Plan for retention or application by such successor agent as provided in these terms and conditions.

12.               The Plan Administrator shall at all times act in good faith and use its best efforts within reasonable limits to ensure its full and timely performance of all services to be performed by it under this Plan and to comply with applicable law, but assumes no responsibility and shall not be liable for loss or damage due to errors unless such error is caused by the Plan Administrator’s negligence, bad faith or willful misconduct or that of its employees or agents.

13.               These terms and conditions shall be governed by the laws of the State of New York.